Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of National Bank Holdings Corporation of our report dated April 18, 2025, relating to the consolidated financial statements of Vista Bancshares, Inc. and Subsidiaries as of and for the years ended December 31, 2024 and 2023. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-3.

/s/ Whitley Penn LLP

Plano, Texas

February 5, 2026